EXHIBIT (23)

                         CONSENT OF INDEPENDENT ACCOUNTANTS

            We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-9238, 2-64667, 33-64639 and 33-34807 which also serves as a Post-Effective Amendment to Form S-8 No. 2-67598) and in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-35129, 33-52713, 33-56635 and 33-54539 which also serves as a Post-Effective Amendment to Form S-3 No. 33-35308) of the Empire District Electric Company of our report dated January 19, 1998 appearing on Page 20 of the Form 10-K.


            PRICE WATERHOUSE LLP

            St. Louis, Missouri
            March 12, 1998